Exhibit 23.2

J&S ASSOCIATE PLT 202206000037 (LLP0033395-LCA) & AF002380 (Registered with PCAOB and MIA) B-11-14, Megan Avenue II 12,Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia	Tel: +603-4813 9469 Email : info@jns-associate.com Website : jns-associate.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Amendment No. 3 to the Registration Statement on Form F-1 for the resale of shares of NewGenIvf Group Limited (the “Company”) with Registration No. 333-285629, of our report dated May 20, 2025, with respect to our audits of the consolidated financial statements of the Company as of December 31, 2024 and December 31, 2023, and for the years ended then as included in such Registration Statement. We also consent to the reference to our Firm under the caption “Experts” appearing in such Registration Statement.

/s/ J&S Associate PLT

Certified Public Accountants

PCAOB Number: 6743

We have served as the Company’s auditor since 2024.

Kuala Lumpur, Malaysia

May 29, 2025